                                                                  EXHIBIT 10.31

                              SERVICE AGREEMENT


         THIS AGREEMENT entered into this first day of November, 1995, by and between TRANSCONTINENTAL GAS PIPE LINE CORPORATION, a Delaware corporation, hereinafter referred to as "Seller," first party, and PIEDMONT NATURAL GAS COMPANY, INC., hereinafter referred to as "Buyer," second party,

                                 WITNESSETH

         WHEREAS, pursuant to Order Nos. 636, issued by the Federal Energy Regulatory Commission (Commission) and Seller's procedures set forth on page 7 of Seller's August 4, 1993 Order No.636 Compliance Filing in Docket No. RS92-86, Buyer has notified Seller of its desire to unbundle its bundled firm transportation service under Seller's Rate Schedule FT-NT and convert such service from Part 157 of the Commission's regulations to service with Seller and the upstream pipeline(s) under Part 284(G) of the Commission's regulations; and

         WHEREAS, Buyer has designated that Seller's Part 284(G) service will be rendered under Seller's Rate Schedule FT; and

         WHEREAS, Seller has prepared this agreement for service for Buyer under Rate Schedule FT, and this agreement will supersede and terminate the existing service agreement between Seller and Buyer under Rate Schedule FT-NT (Transco system contract number .6212); and

         WHEREAS, this agreement shall not be effective until Seller's service agreement(s) with the upstream transporter(s) has (have) been amended to reflect Seller's reduced transportation service entitlement.

         NOW, THEREFORE, Seller and Buyer agree as follows:

                                  ARTICLE I
                         GAS TRANSPORTATION SERVICE

         1. Subject to the terms and provisions of this agreement and of Seller's Rate Schedule FT, Buyer agrees to deliver or cause to be delivered to Seller gas for transportation and Seller agrees to receive, transport and redeliver natural gas to Buyer or for the account of Buyer, on a firm basis, up to the dekatherm equivalent of a Transportation Contract Quantity ("TCQ") of 12,785 Mcf per day.

         2. Transportation service rendered hereunder shall not be subject to curtailment or interruption except as provided in Section 11 of the General Terms and Conditions of Seller's FERC Gas Tariff.

                                 ARTICLE II
                             POINT(S) OF RECEIPT

         Buyer shall deliver or cause to be delivered gas at the point(s) of receipt hereunder at a pressure sufficient to allow the gas to enter Seller's pipeline system at the varying pressures that may exist in such system from time to time; provided, however, the pressure of the gas delivered or caused to be delivered by Buyer shall not exceed the maximum operating pressure(s) of Seller's pipeline system at such point(s) of receipt. In the event the maximum operating pressure(s) of Seller's pipeline system, at the point(s) of receipt hereunder, is from time to time increased or decreased, then the maximum allowable pressure(s) of the gas delivered or caused to be delivered by Buyer to Seller at the point(s) of receipt shall be correspondingly increased or decreased upon written notification of Seller to Buyer. The point(s) of receipt for natural gas received for transportation pursuant to this agreement shall be:

         See Exhibit A, attached hereto, for points of receipt.

                                 ARTICLE III
                            POINT(S) OF DELIVERY

         Seller shall redeliver to Buyer or for the account of Buyer the gas transported hereunder at the following point(s) of delivery and at a pressure(s) of

         See Exhibit B, attached hereto, for points of delivery and pressures.



                                 ARTICLE IV
                              TERM OF AGREEMENT

         This agreement shall be effective as of November 1, 1995 and shall remain in force and effect until 8:00 a.m. Eastern Standard Time November 1, 2006, and thereafter until terminated by Seller or Buyer upon at least twelve
(12) months prior written notice; provided, however, this agreement shall terminate immediately and, subject to the receipt of necessary authorizations, if any, Seller may discontinue service hereunder if (a) Buyer, in Seller's reasonable judgement fails to demonstrate credit worthiness, and (b) Buyer fails to provide adequate security in accordance with Section 32 of the General Terms and Conditions of Seller's Volume No.1 Tariff. As set forth in Section 8 of
Article II of Seller's August 7, 1989 revised Stipulation and Agreement in Docket Nos. RP88-68 et. al., (a) pregranted abandonment under Section 284.221(d) of the Commission's Regulations shall not apply to any long term conversions from firm sales service to transportation service under Seller's Rate Schedule FT and (b) Seller shall not exercise its right to terminate this service agreement as it applies to transportation service resulting from conversions from firm sales service so long as Buyer is willing to pay rates no less favorable than Seller is otherwise able to collect from third parties for such service.

                                  ARTICLE V
                           RATE SCHEDULE AND PRICE

         1. Buyer shall pay Seller for natural gas delivered to Buyer hereunder in accordance with Seller's Rate Schedule FT and the applicable provisions of the General Terms and Conditions of Seller's FERC Gas Tariff as filed with the Federal Energy Regulatory Commission, and as the same may be legally amended or superseded from time to time. Such Rate Schedule and General Terms and Conditions are by this reference made a part hereof.

         2. Seller and Buyer agree that the quantity of gas that Buyer delivers or causes to be delivered to Seller shall include the quantity of gas retained by Seller for applicable compressor fuel, line loss make-up (and injection fuel under Seller's Rate Schedule GSS, if applicable) in providing the transportation service hereunder, which quantity may be changed from time to time and which will be specified in the currently effective Sheet No.44 of Volume No.1 of this Tariff which relates to service under this agreement and which is incorporated herein.

         3. In addition to the applicable charges for firm transportation service pursuant to Section 3 of Seller's Rate Schedule FT, Buyer shall reimburse Seller for any and all filing fees incurred as a result of Buyer's request for service under Seller's Rate Schedule FT, to the extent such fees are imposed upon Seller by the Federal Energy Regulatory Commission or any successor governmental authority having jurisdiction.

                                 ARTICLE VI
                                MISCELLANEOUS


         1. This Agreement supersedes and cancels as of the effective date hereof the following contract(s) between the parties hereto:

                 Rate Schedule FT-NT Service Agreement between Seller and Buyer, dated July 20, 1992 (Transco system contract number .6212).

         2. No waiver by either party of any one or more defaults by the other in the performance of any provisions of this agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or different character.

         3. The interpretation and performance of this agreement shall be in accordance with the laws of the State of Texas, without recourse to the law governing conflict of laws, and to all present and future valid laws with respect to the subject matter, including present and future orders, rules and regulations of duly constituted authorities.

         4. This agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns.

         5. Notices to either party shall be in writing and shall be considered as duly delivered when mailed to the other party at the following address:

                 (a)      If to Seller:
                          Transcontinental Gas Pipe Line Corporation
                          P.O. Box 1396
                          Houston, Texas, 77251
                          Attn: Customer Services

                 (b)      If to Buyer:
                          Piedmont Natural Gas Company, Inc.
                          P.O. Box 33068
                          Charlotte, North Carolina 28233
                          Senior Vice President, Gas Supply

Such addresses may be changed from time to time by mailing appropriate notice thereof to the other party by certified or registered mail.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be signed by their respective officers or representatives thereunto duly authorized.





                                   TRANSCONTINENTAL GAS PIPE LINE CORPORATlON
                                                                     (Seller)

                                   By: /s/ Frank J. Ferazzi
                                       ----------------------------------------
                                                               Frank J. Ferazzi
                                   Vice President - Customer Service J. Ferazzi


                                             PIEDMONT NATURAL GAS COMPANY, INC.
                                                                      (Buyer)
                                   By: /s/ Thomas E. Skains
                                       ----------------------------------------
                                   Title: Sr. Vice President, Gas Supply
                                          -------------------------------------

                                  EXHIBIT A



                                                                                   Buyer's Capacity
Point(s) of Receipt                                                             Entitlement (Mcf/d) 1/
-------------------                                                             ----------------------
The point of interconnection between the                                                 12,785
facilities of Seller and CNG Transmission Corporation
at Leidy in Clinton County, Pennsylvania.


1/ These quantities do not include the additional quantities of gas retained by Seller for applicable compressor fuel and line loss make-up provided for in Article V,2 of this Service Agreement, which are subject to change as provided for in Article V,2 hereof. Deliveries of gas for transportation hereunder at the Point(s) of Receipt shall be made at any pressures that Seller may require, but in no event greater than 1,200 psig.

                                  EXHIBIT B



Point(s) of Delivery                                                            Pressure(s)
--------------------                                                            -----------
The point of interconnection between Seller's                                  Prevailing pressures in Seller's pipeline
Liedy Line and its main line in Mercer County, New Jersey.                     system.




